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                                                               Exhibit 99.11

                                    [LETTERHEAD]

                          CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of
RCM Equity Funds Inc.:

Re: RCM Global Small Cap Fund,
    RCM Large Cap Growth Fund,
    RCM Global Health Care Fund,:

We consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of Post-Effective Amendment to the Registration Statement of RCM Equity Funds, Inc. Fund on Form N-1A of our report dated February 28, 1997, on our audits, of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders which is incorporated by reference in the Registration Statement.

    We also consent to the references to our firm under the caption "Independent Accountants" in the Statement of Additional Information and under the heading "financial highlights" in such Prospectuses.

                                            /s/  Coopers & Lybrand L.L.P.

                                            Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 30, 1997